[American Express Innovations(SM)]    20 Madison Avenue Extension     (logo)
Variable Annuity Application          P.O. Box 5555                 AMERICAN
American Centurion Life               Albany, NY 12205-0555          EXPRESS
Assurance Company                                                 (R)
                                                                       American
                                                                       Centurion
                                                                       Life
1. Owner (check one)

[ ] Same as Annuitant (Do not complete
    Annuitant information below)         Home Telephone Number ( ) _____________

[ ] Joint with Annuitant
    -- Only available for
    Non-qualified Annuities

[ ] Other                                E-mail Address ________________________

Name (First, Middle Initial, Last)

________________________________________________________________________________

Address (Street Address or P.O. Box, City, State, ZIP)

________________________________________________________________________________

Citizenship [ ] U.S. [ ] Other (Country) __________     Sex [ ] M [ ]  F

Date of Birth (MM/DD/YY) ________   Social Security Number
                                    (Tax Identification Number) ________________

For joint owners, the annuitant's Social Security number will be used for tax reporting purposes unless you specify otherwise under Section 7 Remarks and Special Instructions.

2. Annuitant Name (First, Middle Initial, Last)

________________________________________________________________________________
Address (Street Address or P.O. Box, City, State, ZIP)

________________________________________________________________________________

Citizenship [ ] U.S. [ ] Other (Country) __________     Sex [ ] M [ ]  F

Date of Birth (MM/DD/YY) ________   Social Security Number
                                    (Tax Identification Number) ________________

3. Beneficiary For Joint spousal owners, the owner's spouse must be designated sole primary beneficiary if spousal continuation availiablity is desired.

Primary Beneficiary (Name, relationship to the Annuitant; if unrelated, include Social Security number and date of birth)

________________________________________________________________________________

Contingent Beneficiary (Name, relationship to the Annuitant; if unrelated, include Social Security number and date of birth)

________________________________________________________________________________

4. Replacement

Will the annuity applied for replace any existing
insurance or annuity?                                   [ ] Yes [ ] No

If Yes, provide details - company, contract number, amount, reason - under
Section 7 Remarks and Special Instructions.

5. Type of Annuity
   (check one)     [ ] Non-qualified
                   [ ] Traditional Individual Retirement Annuity (IRA)
                   [ ] SEP-IRA   [ ] Roth IRA   [ ] TSA Rollover

If IRA (check and complete applicable types)

  Traditional IRA: Amount $_____ for __ (year)            Rollover IRA:  Amount $_________
 Traditional IRA:  Amount $_____ for __ (year)   Trustee to Trustee IRA: Amount $_________
Roth Contributory: Amount $_____ for __ (year)     Roth Conversion IRA:  Amount $_________
Roth Contributory: Amount $_____ for __ (year)
         SEP-IRA:  Amount $_____ for __ (year)
          SEP-IRA: Amount $_____ for __ (year)

NOTE: If purchasing an annuity within a tax-deferred retirement plan (i.e., IRA or TSA), Section 10 must also be completed.

6. Benefit Selection (Please see Prospectus for fee information.)

Withdrawal Charge Options:     Death Benefit Options: Must select one              Optional Benefits: You may select only one
Must select one                If you and the annuitant are age 79 or younger,     [ ] Performance Credit Rider
                               please make a death benefit selection below. If
[ ] 5 Year Withdrawal Charge   no selection is made the death benefit will         OR
                               default to ROP.
OR                                                                                 Guaranteed Minimum Income Benefit Rider
                               [ ] Return of Purchase Payment (ROP)                (GMIB) Options:
[ ] 7 Year Withdrawal Charge
                               [ ] Maximum Anniversary Value (MAV)                 [ ] GMIB-MAV (through annuitant's age 75; not
                                                                                       available with ROP)

                                                                                   OR

                                                                                   [ ] GMIB-6% rising floor (through annuitant's age
                                                                                       75; not available with ROP)

272254                        Application Continues                    [A(2/03)]

7. Remarks and Special Instructions (including special mailing instructions) ___

________________________________________________________________________________

________________________________________________________________________________

8. Purchase Payments Initial Purchase Payment $_________________________________ (For DCA, SIP, Rebalancing and Interest Sweep options, complete the Investment Options Form 272239.)

Payment Allocation*

Fixed Account                               ___% AXP(R) VP - New Dimensions Fund(R)   ___%  FTVIPT Franklin Small Value Cap Fund
                                            ___% AXP(R) VP - S&P 500 Index Fund             - Class 2
___% AEL One-Year Fixed Account             ___% Fidelity VIP Contrafund Portfolio    ___%  MFS(R) New Discovery Series - Service
                                                 (Service Class 2)                          Class
[Cash Equivalents                           ___% Fidelity VIP Growth Portfolio        ___%  Oppenheimer Main Street Small Cap
                                                 (Service Class 2)                          Growth Fund/VA, Service Shares
___%  AXP(R) VP - Cash Management Fund      ___% MFS(R)Growth Stock Series -
                                                 Service Class                        International Stock
Short-Term Fixed Income                     ___% Oppenheimer Capital Appreciation
                                                 Fund/VA, Service Shares              ___%  Fidelity VIP Overseas Portfolio
___%  AXP(R) VP - Federal Income Fund       ___% Putnam VT Growth & Income Fund -           (Service Class 2)
                                                 Class IB Shares                      ___%  FTVIPT Templeton Foreign Securities
Long-/Intermediate Fixed Income             ___% Putnam VT Research Fund -  Class IB        Fund - Class 2
                                                 Shares                               ___%  Putnam VT International Growth Fund -
___%  AXP(R) VP - Bond Fund                                                                 Class IB Shares
                                            Mid Cap Stock
High Yield Fixed Income                                                                World Stock
                                            ___% Fidelity VIP Mid Cap Portfolio
___%  Oppenheimer High Income Fund/VA,           (Service Class 2)                    ___%  Oppenheimer Global Securities
      Service Shares                                                                        Fund/VA, Service Shares
                                            ___% FTVIPT Mutual Shares Securities
Multi-Sector Fixed Income                        Fund - Class 2                       Specialty/Sector
                                            ___% Putnam VT Vista Fund - Class IB
___%  Oppenheimer Strategic Bond                 Shares                               ___%  Alliance VP Technology Portfolio
      Fund/VA, Service Shares                                                                (Class B)
                                            Small Cap Stock                           ___%  FTVIPT Franklin Real Estate Fund -
Large Cap Stock                                                                              Class 2
                                            ___% AXP(R) VP - Partners Small Cap Value ___%  MFS(R) Utilities Series - Service Class
___%  AIM V.I. Basic Value Fund, Series II       Fund
___%  AIM V.I. Capital Development Fund,    ___% FTVIPT Franklin Small Cap Fund -     Balanced
      Series II                                  Class 2
___%  AIM V.I. Premier Equity Fund, Series                                            ___%  Alliance VP Total ReturnPortfolio
      II                                                                                    (Class B)
___%  Alliance VP Growth and Income                                                   ___%  MFS(R) Total Return Series - Service
      Portfolio (Class B)                                                                   Class
___%  Alliance VP Premier Growth Portfolio
      (Class B)                                                                       Special DCA
___%  AXP(R) VP - Diversified Equity Income
      Fund                                                                            ___%  Special DCA]
___%  AXP(R) VP - Growth Fund                                                         --------------------------------------------

                                                                                      100%   Must be in whole numbers and total 100%

* Your above payment allocation instructions will remain in effect for any future payments you make until you change your instructions.

9. If this annuity contract will be used to fund a tax-deferred retirement plan, please read and complete the information requested

1. I understand that I am purchasing an annuity that will be used to fund a retirement plan that is tax-deferred under the Internal Revenue Code.
2. I understand that any tax deferral benefits will be provided by the retirement plan, and that my annuity will not provide any necessary or additional tax deferral benefits.
3. I have received a copy of "Things to Know About Using an Annuity to Fund Your Tax-Deferred Retirement Plan" and understand the contents.
4. I have reviewed the costs of my annuity (including any mortality and expense risk fees, contract administrative charges, rider charges and withdrawal charges) and have decided that the benefits outweigh the costs for the following reasons (check or list all that apply).

     [ ] Access to multiple investment managers
     [ ] Access to a guaranteed interest rate in the fixed accounts
     [ ] Guaranteed lifetime income payout rates
     [ ] Ability to transfer among multiple investment options without additional charges
     [ ] Death benefit guarantees
     [ ] Retirement Income Guarantee

     Other (list) ______________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________

10. Social Security or Taxpayer Identification Number Certification

You certify, under the penalties of perjury as required by Form W-9 of the Internal Revenue Service, that:

     (1) The number shown on this form is your correct taxpayer identification number (or you are waiting for a number to be issued to you), and

     (2) You are not subject to backup withholding because: (a) you are exempt from backup withholding, or (b) you have not been notified by the Internal Revenue Service that you are subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified you that you are no longer subject to backup withholding, and

     (3)  You are a U.S. person (including a U.S. resident alien).

You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

272254                        Application Continues                    [A(2/03)]

11.  I/We Agree That:

1. All statements and answers given above are true and complete to the best of my/our knowledge and belief.

2. Only an officer of American Centurion Life Assurance Company can modify any annuity contract or waive any requirement in this application.

3. If joint spousal owners are named, ownership will be in joint tenancy with right of survivorship unless prohibited by state of settlement or specified otherwise in Section 7 Remarks and Special Instructions.

4. I/we acknowledge receipt of the current prospectus for the variable annuity.

5. I/we understand that earnings and values, when based on the investment experience of a variable fund, portfolio, account or subaccount, are not guaranteed and may both increase or decrease.

6. Tax law requires that all non-qualified deferred annuity contracts issued by the same company, to the same contract owner, during the same calendar year are to be treated as a single, unified contract. The amount of income included and taxed in a distribution (or a transaction deemed a distribution under tax law) taken from any one of such contracts is determined by summing all such contracts together.

7. I/we acknowledge receipt of American Centurion Life Assurance Company's Privacy Notice, Form 270845.

8.   I/we have read and  understood the  disclosures  if  applicable,  listed in
     Section 9 above.

9.   If  this  annuity  replaces  any  existing   insurance  or  annuity,   I/we
     acknowledge receipt of the Variable Annuity Replacement Disclosure or equivalent disclosure.

10.  I/we acknowledge receipt of the Product Disclosure, Form 272237.

11. The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding (See Section 10).

Signatures

Location (City/State) ____________________________________    Date _____________

X____________________________________________
Owner Signature/Trustee or Custodian Signature
(if Owner is Trust or Custodial account)

X____________________________________________
Joint Owner (if any) Signature

X____________________________________________
Annuitant Signature (if other than Owner)

12. Agent's Report (Type or Print)

Agent's Name________________________ Agent's Social Security Number ____________

Agency Name and Number (if applicable)__________________________________________

Telephone Number (  ) ________ Fax Number (  ) ________  Sale Location _________

E-mail Address  ________________________________________________________________

Branch Address _________________________________________________________________

I hereby certify I personally solicited this application; that the application and this report are complete and accurate to the best of my knowledge and belief. If a replacement is occurring, I have provided details -- company, contract number, amount, reason -- under Section 7 Remarks and Special Instructions and have completed any state replacement requirements including any required state replacement forms (and I certify that only insurer approved sales materials were used and copies of all sales material were left with the customer).

---------------------------------       ----------------------------------------
Check One Box Below                     For Agent Use Only (check one)

To the best of my knowledge, this       [ ] Option A  [ ] Option B  [ ] Option C
application [ ] does [ ] does not       ----------------------------------------
involve replacement of existing
life insurance or annuities.


X________________________________
Licensed Agent Signature
---------------------------------


272254                                                                 [A(2/03)]